UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2021

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

Redemption of Interests in BTC I and BTC I Portfolio Split

Prior to the Transaction (defined below), Black Creek Industrial REIT IV Inc. (the “Company,” “we,” “us” or “our”), indirectly through certain of our subsidiaries, owned a minority ownership interest in Build-To-Core Industrial Partnership I LP (“BTC I Partnership”). Specifically, pursuant to that certain Fourth Amended and Restated Agreement of Limited Partnership of BTC I, dated as of December 31, 2016, as amended (the “BTC I Partnership Agreement”), among two of our indirect subsidiaries, IPT BTC I GP LLC (“BTC I GP”) and IPT BTC I LP LLC (“BTC I LP” and, together with the BTC I GP, the “BCI IV Parties”), QR Master Holdings USA II LP (the “QR Limited Partner”), and Industrial Property Advisors Sub I LLC, an affiliate of our advisor, BCI IV Advisors LLC (the “Advisor”), that is indirectly owned by the Chairman of our board of directors (the “Special LP”), BTC I GP was the general partner of, and owned an 8.9% partnership interest in, BTC I and BTC I LP was a limited partner of, and owned a 17.9% partnership interest in, BTC I. In addition, prior to the Transaction, the QR Limited Partner was a limited partner of, and owned a 72.0% partnership interest in, BTC I and the Special LP was a special limited partner of, and owned a 1.2% partnership interest in, BTC I.

Prior to the Transaction, the BTC I portfolio consisted of 44 buildings totaling approximately 12.1 million square feet (the “BTC I Portfolio”).

The parties to the BTC I Partnership Agreement determined to split up the portfolio in an equitable manner based on a review of a variety of factors, including without limitation, markets, customers, and asset characteristics, such that following the split, we and the QR Limited Partner (together with certain of its affiliates) each own a 100% interest in approximately half of the BTC I Portfolio (excluding the Special LP Property (defined below), which was distributed to the Special LP, as described below). The parties structured the transaction as a series of steps that ultimately resulted in the redemption of the partnership interests of each of BTC I GP, BTC I LP and the Special LP (the “Redeemed Interests”) in exchange for the distribution of certain BTC I assets that are of equivalent value to the net asset value of the Redeemed Interests (collectively, the “Transaction”). The value of the assets distributed pursuant to the Transaction was based on the most recent appraised value of the assets determined by a third party appraisal firm. The effective date of the Transaction is June 15, 2021 (the “Effective Date”).

Our incremental additional investment to effect the Transaction was approximately $580 million, exclusive of transaction costs but inclusive of the repayment of approximately $175 million of debt on the real properties in which we acquired a 100% interest. As a result of the Transaction, we own a 100% interest in 22 buildings that were previously part of the BTC I Portfolio, totaling approximately 5.4 million square feet (the “BCI IV Properties”). The BCI IV Properties are 93% leased with a weighted average lease term of 5.6 years and are not encumbered with debt. In addition, as a result of the Transaction, the QR Limited Partner and certain of its affiliates own a 100% interest in 21 buildings that were previously part of the BTC I Portfolio (the “QR Properties”), totaling approximately 6.4 million square feet, and the Special LP owns a 100% interest in one building that was previously part of the BTC I portfolio, totaling approximately 0.3 million square feet (the “Special LP Property”). We and the Special Limited Partner have no further interest in BTC I as a result of the Transaction. The QR Limited Partner and certain of its affiliates (the “QR Parties”) will be the sole owners of BTC I.

In order to effect the Transaction, we, through certain of our subsidiaries, entered into the following material agreements:

●	Master Transaction Agreement by and between the BCI IV Parties and the QR Limited Partner, dated as of the Effective Date, pursuant to which the parties make certain representations, warranties and covenants regarding the Transaction. The BCI IV Parties make certain customary representations and warranties to the QR Limited Partner, including without limitation, representations and warranties regarding the BTC I Partnership, certain of its subsidiaries and the QR Properties. These representations and warranties survive for a period of nine months following the Effective Date and are subject to aggregate liability caps. In addition, the agreement provides that the obligations of the parties with respect to any breach of the BTC I Partnership Agreement that occurred prior to the Effective Date will not be released and will survive the closing of the Transaction.
●	Distribution and Redemption Agreement by and between the BCI IV Parties and BTC I, dated as of the Effective Date, pursuant to which the BCI IV Parties’ interests in BTC I were redeemed in exchange for the distribution by BTC I to the BCI IV Parties of 100% of the interests in REIT B (defined below), a subsidiary of BTC I that owns certain of the BCI IV Properties. Pursuant to the agreement, each of the BCI IV Parties made customary representations and warranties to BTC I regarding the BCI IV Parties’ Redeemed Interests.
●	Membership Interest Purchase Agreement by and between BTC I REIT B LLC (“REIT B”) and BTC I REIT A LLC (“REIT A”), dated as of the Effective Date, pursuant to which REIT B acquired the balance of the BCI IV Properties which were owned, through subsidiaries, by REIT A prior to the Transaction. REIT A is a wholly-owned subsidiary of BTC I and, prior to the Transaction, REIT B was an indirect, wholly-owned subsidiary of BTC I.
●	Contribution, Distribution and Redemption Agreement by and between BTC I and the Special LP, dated as of the Effective Date, pursuant to which the Special LP made a cash contribution to BTC I of approximately $10.7 million to facilitate the Transaction, causing its partnership interest in BTC I to be equal to the value of the Special LP Property. Immediately following the Special LP’s cash contribution, the Special LP’s interest in BTC I was redeemed in exchange for the distribution by BTC I to the Special LP of 100% of the interest in the entity that owns the Special LP Property. Pursuant to the agreement, the Special LP made customary representations and warranties to BTC I regarding the Special LP’s Redeemed Interests.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Prior to the Transaction, Industrial Property Advisors Sub II LLC (the “BTC I Service Provider”), provided acquisition and asset management services and, to the extent applicable, development management and development oversight services (the “Management Services”) to BTC I. The BTC I Service Provider is owned by an affiliate of our Advisor. Our Advisor is indirectly owned and/or controlled by our Chairman and certain other individuals who indirectly own our sponsor. In connection with and immediately following the Transaction, the QR Parties, as the sole owners of BTC I, caused BTC I to enter into a management agreement with the BTC I Service Provider, pursuant to which the BTC I Service Provider will provide the Management Services to BTC I with respect to the QR Properties, on substantially the same terms as it had provided such services prior to the Transaction (the “Management Agreement”). The BTC I Service Provider will earn acquisition and development fees, asset management fees and development management fees as consideration for providing the services under the Management Agreement. The Management Agreement has a term of thirty months, provided that BTC I can terminate the Management Agreement without cause upon 90 days’ notice beginning six months after the Effective Date. Pursuant to the Management Agreement, if BTC I terminates the Management Agreement, it will pay to the BTC I Service Provider all fees that otherwise would have been payable under the Management Agreement with respect to all real properties that are considered “completed projects” (defined as industrial property projects with respect to which the improvements constructed thereon consisting of the building core and shell have been substantially completed). In addition, if a completed project is sold prior to the expiration or termination of the Management Agreement, BTC I will pay to the BTC I Service Provider all fees that otherwise would have been payable under the Management Agreement with respect to such project, unless the sale resulted from an unsolicited third party offer to purchase such project.

Item 8.01    Other Events.

Most Recent Transaction Price and Net Asset Value Per Share

July 1, 2021 Transaction Price

The transaction price for each share class of our common stock for subscriptions to be accepted as of July 1, 2021 (and distribution reinvestment plan issuances following the close of business on June 30, 2021 and share redemptions as of June 30, 2021) is as follows:

Transaction Price
Share Class	(per share)
Class T	$10.3608
Class W	$10.3608
Class I	$10.3608

The transaction price for each of our share classes is equal to such class’s net asset value (“NAV”) per share as of May 31, 2021. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

May 31, 2021 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.blackcreekindustrialiv.com and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to providing monthly real property appraisals, reviewing annual third-party real property appraisals, reviewing the internal valuations of debt-related assets and liabilities performed by our Advisor, helping us administer the valuation and review process for the real properties in our portfolio, and assisting in the development and review of our valuation procedures. As part of this process, our Advisor reviews the estimates of the values of our real property portfolio, real estate-related assets, and other assets and liabilities within our portfolio for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and informs our board of directors of its conclusions. Although third-party appraisal firms, the Independent Valuation Advisor, or other pricing sources may consider any comments received from us or our Advisor or other valuation sources for their individual valuations, the final estimated fair values of our real properties are determined by the Independent Valuation Advisor and the final estimates of fair values of our real estate-related assets, our other assets, and our liabilities are determined by the applicable pricing source, subject to the oversight of our board of directors. With respect to the valuation of our real properties, the Independent Valuation Advisor provides our board of directors with periodic valuation reports and is available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation and review process generally. Unconsolidated real properties held through joint ventures or partnerships are valued by such joint ventures or partnerships according to their valuation procedures. At least once per calendar year, each unconsolidated real property asset will be appraised by a third-party appraiser. If the valuation procedures of the applicable joint ventures or partnerships do not accommodate a monthly determination of the fair value of real properties, the Advisor will determine the estimated fair value of the unconsolidated real properties for those interim periods. All parties engaged by us in connection with our valuation procedures, including the Independent Valuation Advisor, ALPS Fund Services Inc. (“ALPS”), and our Advisor, are subject to the oversight of our board of directors. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate. At least once each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures with input from the Independent Valuation Advisor. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it: (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination; or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures. Please see our valuation procedures filed with this Current Report on Form 8-K, for a more detailed description of our valuation procedures, including important disclosure regarding real property valuations provided by the Independent Valuation Advisor.

Our valuation procedures, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with generally accepted accounting principles (“GAAP”), involve adjustments from historical cost. There are certain factors which cause NAV to be different from total equity or stockholders’ equity on a GAAP basis. Most significantly, the valuation of our real assets, which is the largest component of our NAV calculation, is provided to us by the Independent Valuation Advisor. For GAAP purposes, these assets are generally recorded at depreciated or amortized cost. Another example that will cause our NAV to differ from our GAAP total equity or stockholders’ equity is the straight-lining of rent, which results in a receivable for GAAP purposes that is not included in the determination of our NAV. The fair values of our assets and certain liabilities are determined using widely accepted methodologies and, as appropriate, the GAAP principles within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures and are used by ALPS in calculating our NAV per share. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. We did not develop our valuation procedures with the intention of complying with fair value concepts under GAAP and, therefore, there could be differences between our fair values and the fair values derived from the principal market or most advantageous market concepts of establishing fair value under GAAP.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be held directly or indirectly by the Advisor, BCI IV Advisors Group LLC and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of May 31, 2021 and April 30, 2021:

	As of
(in thousands)	May 31, 2021	April 30, 2021
Investments in industrial properties	$1,680,400	$1,632,650
Investment in unconsolidated joint venture partnerships	406,270	397,256
Cash and cash equivalents	363,812	231,980
Other assets	16,752	12,565
Line of credit, term loan and mortgage notes	(582,750)	(582,750)
Other liabilities	(26,577)	(24,822)
Accrued performance component of advisory fee	(9,869)	(6,285)
Accrued fixed component of advisory fee	(1,698)	(1,641)
Aggregate Fund NAV	$1,846,340	$1,658,953
Total Fund Interests outstanding	178,205	161,820

The following table sets forth the NAV per Fund Interest as of May 31, 2021 and April 30, 2021:

		Class T	Class W	Class I
(in thousands, except per Fund Interest data)	Total	Shares	Shares	Shares	OP Units
As of May 31, 2021
Monthly NAV	$1,846,340	$1,595,227	$103,726	$133,801	$13,586
Fund Interests outstanding	178,205	153,968	10,012	12,914	1,311
NAV Per Fund Interest	$10.3608	$10.3608	$10.3608	$10.3608	$10.3608
As of April 30, 2021
Monthly NAV	$1,658,953	$1,484,935	$98,422	$62,153	$13,443
Fund Interests outstanding	161,820	144,846	9,600	6,063	1,311
NAV Per Fund Interest	$10.2518	$10.2518	$10.2518	$10.2518	$10.2518

Under GAAP, we record liabilities for ongoing distribution fees that (i) we currently owe Black Creek Capital Markets, LLC (the “Dealer Manager”) under the terms of the dealer manager agreement and (ii) we estimate we may pay to the Dealer Manager in future periods for shares of our common stock. As of May 31, 2021, we estimated approximately $56.3 million of ongoing distribution fees were potentially payable to the Dealer Manager. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

Investment in unconsolidated joint venture partnerships as of May 31, 2021 includes a minority interest discount on the real property valuation component of the unconsolidated joint venture valuations to account for the restricted salability or transferability of those real properties given our minority ownership interests in BTC I Partnership and Build-To-Core Industrial Partnership II LP (“BTC II Partnership”). We estimate the fair value of our minority ownership interests in the BTC I Partnership and the BTC II Partnership as of May 31, 2021 would have been $22.0 million higher if a minority discount had not been applied, meaning that if we used the estimated fair value without the application of the minority discount, our NAV as of May 31, 2021 would have been higher by approximately $22.0 million, or $0.12 per share, not taking into account all of the other items that impact our monthly NAV. Due to the Transaction (defined above), we have adjusted certain assumptions regarding the liquidity discount and the portion of the total discount associated with the BTC I Portfolio will be eliminated as of the effective date of the Transaction, thereby having a positive impact on our NAV, not taking into account all of the other items that impact our monthly NAV or that offset the impact of the partial elimination of the discount to some extent, such as transaction expenses associated with any strategic alternative.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to suspend or terminate our share redemption program at any time. Our NAV generally does not consider exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

The valuations of our real properties as of May 31, 2021 were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table:

Weighted-
Average Basis
Exit capitalization rate	5.2%
Discount rate / internal rate of return	6.3%
Average holding period (years)	10.2

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties:

			Increase
			(Decrease) to
	Hypothetical		the NAV of Real
Input	Change		Properties
Exit capitalization rate (weighted-average)	0.25	% decrease	3.5%
	0.25	% increase	(3.1)%
Discount rate (weighted-average)	0.25	% decrease	2.1%
	0.25	% increase	(2.0)%

From November 1, 2017 through January 31, 2020, we valued our debt-related investments and real estate-related liabilities generally in accordance with fair value standards under GAAP. Beginning with our valuation for February 29, 2020, our property-level mortgages and corporate-level credit facilities that are intended to be held to maturity (which for fixed rate debt not subject to interest rate hedges may be the date near maturity at which time the debt will be eligible for prepayment at par for purposes herein), including those subject to interest rate hedges, were valued at par (i.e. at their respective outstanding balances). In addition, because we utilize interest rate hedges to stabilize interest payments (i.e. to fix all-in interest rates through interest rate swaps or to limit interest rate exposure through interest rate caps) on individual loans, each loan and associated interest rate hedge is treated as one financial instrument which is valued at par if intended to be held to maturity. This policy of valuing at par applies regardless of whether any given interest rate hedge is considered as an asset or liability for GAAP purposes. As of May 31, 2021, we classified all of our debt as intended to be held to maturity.

May 2021 Distributions

We have declared monthly distributions for each class of our common stock. To date, each class of our common stock has received the same gross distribution per share. Monthly gross distributions were $0.0454 per share for each share class for the month of May 2021 and were paid to all stockholders of record as of the close of business on May 31, 2021. The net distribution per share is calculated as the gross distribution per share less any distribution fees that are payable monthly with respect to Class T shares and Class W shares. Since distribution fees are not paid with respect to Class I shares, the net distributions payable with respect to Class I shares are equal to the gross distributions payable with respect to Class I shares. The table below details the net distributions for each class of our common stock for the period presented:

Net Distributions per Share
		Class T	Class W	Class I
Month	Pay Date	Share	Share	Share
May 2021	6/1/2021	$0.038	$0.041	$0.045

Update on Assets

As of May 31, 2021, we had $2.5 billion in assets under management (calculated as fair value of investment in industrial properties and fair value of investment in unconsolidated joint venture partnerships, plus cash and cash equivalents), and our leverage ratio was approximately 23.8% (calculated as our total borrowings outstanding divided by the fair value of our real property plus our net investment in unconsolidated joint venture partnerships plus cash and cash equivalents).

As of May 31, 2021, we owned and managed, either directly or through our minority ownership interests in our joint venture partnerships (which are presented as if we own a 100% interest), a total real estate portfolio that included 136 industrial buildings totaling approximately 31.2 million square feet located in 23 markets throughout the U.S., with 217 customers, and was 88.0% occupied (93.8% leased) with a weighted-average remaining lease term (based on square feet) of 4.8 years. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced. As of May 31, 2021, our total real estate portfolio included:

●	130 industrial buildings totaling approximately 30.2 million square feet comprised our operating portfolio, which includes stabilized properties, and was 90.6% occupied (95.2% leased); and
●	Six industrial buildings totaling approximately 1.0 million square feet comprised our value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion or a building achieving 90% occupancy.

Of our total portfolio, we owned and managed 67 buildings totaling approximately 17.3 million square feet through our minority ownership interests in our joint venture partnerships. In addition, as of May 31, 2021, through our minority joint venture partnerships, we owned and managed 14 buildings either under construction or in the pre-construction phase totaling approximately 4.7 million square feet.

During the month ended May 31, 2021, we directly acquired one building comprised of approximately 0.1 million square feet for an aggregate total purchase price of approximately $24.5 million. Additionally, during the month ended May 31, 2021, we leased approximately 1.3 million square feet within our total portfolio, which included 0.9 million square feet of new and future leases and 0.4 million square feet of renewals.

The following table sets forth the top ten geographic allocations of our real estate portfolio based on fair value as of May 31, 2021:

	Total (1)			Consolidated
($ and square feet in thousands)	Number of Buildings (2)	Fair Value of Real Property	% of Fair Value	Number of Buildings	Fair Value of Real Property	% of Fair Value
Southern California	20	$420,169	18.2%	11	$292,250	17.4%
New Jersey	20	349,581	15.2	8	232,800	13.9
Dallas	12	268,023	11.6	8	228,150	13.6
Pennsylvania	19	234,462	10.2	9	170,150	10.1
Las Vegas	7	157,950	6.9	7	157,950	9.4
Reno	6	138,850	6.0	6	138,850	8.3
D.C. / Baltimore	5	94,110	4.1	4	92,250	5.5
Central Valley	4	74,105	3.2	1	51,500	3.1
South Florida	7	72,226	3.1	2	43,600	2.6
Seattle	6	69,664	3.0	-	-	-
Other	44	425,231	18.5	13	272,900	16.1
Total Portfolio	150	$2,304,371	100.0%	69	$1,680,400	100.0%

(1)	Represents our total portfolio of owned and managed properties, including our consolidated and unconsolidated properties. Unconsolidated properties are those owned through our minority ownership interests in our joint venture partnerships. Unconsolidated properties are presented based on our effective ownership interests.
(2)	Includes 14 buildings that are either under construction or in the pre-construction phase that are owned through our minority ownership interests in our joint venture partnerships.

Net Asset Value Calculation and Valuation Procedures

Effective as of June 8, 2021, our board of directors amended our Net Asset Value Calculation and Valuation Procedures (the “Valuation Procedures”), in order to, among other things, clarify certain of the procedures followed in the calculation of the NAV and the role of Altus Group U.S. Inc., as our Independent Valuation Advisor.

The new Valuation Procedures have been filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Master Transaction Agreement, dated as of June 15, 2021, by and between IPT BTC I GP LLC, IPT BTC I LP LLC and QR Master Holdings USA II LP
10.2*	Distribution and Redemption Agreement, dated as of June 15, 2021, by and between IPT BTC I GP LLC, IPT BTC I LP LLC and Build-To-Core Industrial Partnership I LP
10.3*	Membership Interest Purchase Agreement, dated as of June 15, 2021, by and between BTC I REIT B LLC and BTC I REIT A LLC
10.4*	Contribution, Distribution and Redemption Agreement, dated as of June 15, 2021, by and between Build-To-Core Industrial Partnership I LP and Industrial Property Advisors Sub I LLC
99.1	Consent of Altus Group U.S. Inc.
99.2	Net Asset Value Calculation and Valuation Procedures

_______

* We have omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and will furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of COVID-19 on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

June 15, 2021	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Senior Vice President, Chief Financial Officer and Treasurer